EXHIBIT 10.2

MORTGAGE

THIS MORTGAGE (this "Mortgage") is made this 11th day of February, 2010, by INLAND DIVERSIFIED MERRIMACK VILLAGE, L.L.C., a Delaware limited liability company, its successors and assigns (the "Mortgagor"), and DELTA COMMUNITY CREDIT UNION, its successors and assigns (the "Mortgagee").

 WHEREAS, the Mortgagor has agreed to borrow from the Mortgagee, the sum of Five Million Four Hundred Forty-Five Thousand Dollars ($5,445,000) (the "Principal Sum"), for which Principal Sum the Mortgagor has issued a promissory note of even date herewith, payable to the order of the Mortgagee in the amount of the Principal Sum (which promissory note together with any extensions or renewals thereof or substitutions therefore, is hereinafter referred to as the "Note"; and the Mortgagee, or any other Person who may at any time or from time to time be the holder of the “Note”); and

WHEREAS, the Mortgagor wishes and intends, by the execution and delivery of Mortgage, to (a) secure the full and punctual payment and performance of the Obligations, and (b) induce the Mortgagee to make the Loan.

NOW, THEREFORE, THIS MORTGAGE WITNESSETH, that the Mortgagor, in consideration of the premises and the sum of One Dollar ($1.00) lawful money of the United States of America, to the Mortgagor in hand paid, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, and conveyed, and by these presents does grant, bargain, sell and convey all of the fee simple or leasehold interest (as indicated in the Title Policy) in the Land (as more fully described on Exhibit A attached hereto and made a part hereof) unto the Mortgagee, its successors and assigns.

TOGETHER with all right, title and interest of the Mortgagor, including any after-acquired title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Land.

TOGETHER with all and singular the rights, alleys, ways, tenements, hereditaments, easements, appurtenances, passages, waters, water rights, water courses, riparian rights, liberties, advantages, accessions and privileges now or hereafter appertaining to the Property or any part thereof, including, but not limited to, any homestead or other claim at law or in equity, the reversion or reversions, remainder or remainders thereof, and also all the estate, property, claim, right, title or interest now owned or hereafter acquired by the Mortgagor in or to the Property or any part thereof.

TOGETHER with all improvements, alterations, structures and buildings now existing or hereafter erected or placed on the Land or any portion thereof (the "Improvements").

TOGETHER with all of the Mortgagor's right, title and interest in and to the property described on Exhibit B attached hereto and made a part hereof.  All of the Equipment, so far as permitted by law,

shall be deemed to be fixtures and part of the Land and of the Improvements, and as to any part of the Equipment not deemed or permitted by law to be fixtures, this Mortgage shall also constitute a security agreement under the U.C.C. and, pursuant thereto, and in order to secure the repayment of the Indebtedness and the performance of the obligations intended to be secured by this Mortgage, the Mortgagor hereby grants to the Mortgagee a security interest under the U.C.C. in and to such part of the Equipment not deemed or permitted by law to be fixtures, and the proceeds (cash and non-cash) thereof, including the Net Proceeds.  With respect to the part of the Equipment not deemed or permitted by law to be fixtures, the Mortgagee shall have all the rights and remedies of a Mortgagee under the U.C.C.

TOGETHER with all proceeds (cash and non-cash), products and conversions of the Property; all improvements, accessions, additions, appurtenances and betterments to, extensions, renewals and replacements of, and/or substitutions for the Property; all of the Property, whether now or hereafter owned or acquired by the Mortgagor or (except as otherwise provided herein) others; and all books and records respecting all of the Property and the foregoing, all of the property described in this paragraph being included within the Property.

To secure to the Mortgagee for the benefit of the Mortgagee (a) the payment of the Indebtedness and (b) the performance of the Obligations.

PROVIDED, HOWEVER, that until the occurrence of an Event of Default hereunder, and subject to any provisions hereof to the contrary, the Mortgagor shall have the right to remain in peaceful possession of the Property, and the license to collect, receive and retain the rents, revenues, profits, proceeds, income and royalties therefrom.

PROVIDED, FURTHER, that if the Mortgagor shall pay or cause to be paid to the Mortgagee the Indebtedness in full at the time and in the manner stated in the Note and in this Mortgage and the other Loan Documents at any time before the sale hereinafter provided for, and shall well and truly perform the Obligations, then these presents and the estate granted hereby shall cease, determine and become void, and upon proof given to the satisfaction of the Mortgagee that the Indebtedness has been so paid or satisfied in full and that the Obligations have been fully performed, the Mortgagee shall (upon the receipt of the written request of the Mortgagee and at the expense of the Mortgagor) release and discharge the lien and terminate the security interest of this Mortgage of record upon payment to the Mortgagee of a fee for the release and reconveyance of the Property or any partial release and reconveyance thereof.

AND THIS MORTGAGE FURTHER WITNESSETH, that the Mortgagor hereby represents, warrants, covenants and agrees as follows, and stipulates that a breach of any of the following representations, warranties, covenants and agreements shall be deemed a breach of a material condition of this Mortgage and of the other Loan Documents.

ARTICLE I

DEFINITIONS

Section 1.01.

Definitions.  The capitalized terms used in this Mortgage shall have the meanings indicated below unless the specific context in which such terms are used in this Mortgage requires a different meaning.  All capitalized terms which are not otherwise defined herein and which are defined in Title 9 of the U.C.C. shall have the meanings set forth therein.

"Accounts," "Chattel Paper," "Contract Rights," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," and "Instruments" shall have the same respective meanings as are applicable to those terms in the Uniform Commercial Code-Secured Transactions, Title 9, Commercial

Law Article, Code of the State of New Hampshire, as amended. The term "Fixtures" shall have the meaning provided by the common law of the state in which the fixtures are physically located.

"Affiliate" means (a) any officer, owner of any interest, or director of the Mortgagor ("Affiliated Individuals"); (b) any member of the immediate family of any Affiliated Individual; (c) any Subsidiary of the Mortgagor (d) any Person which, directly or indirectly, controls, is controlled by or is under common control or ownership with the Mortgagor and (e) any Person which is under the control of Affiliated Individuals. For the purposes of this definition, the term "control" means the ownership of ten percent (10%) or more of the beneficial interests in the firm or entity referred to, and the term "immediate family" means spouses, ancestors, lineal descendants, and brothers and sisters of the person in question including those adopted.

"Building" means, collectively, the buildings and other structures and improvements located on the Land.

"Business Day" means any day other than a Saturday or Sunday or a day that is a legal holiday or on which banks are authorized to close.

"Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for Capital Lease Obligations) by the Borrower during such periods that are required by G.A.A.P. to be included in or reflected by the property, plant, or Equipment or similar fixed asset, accounts in the balance sheet of the Borrower.

"Capital Lease" means a lease with respect to which the lessee's obligations thereunder should, in accordance with G.A.A.P., be capitalized and reflected as a liability on the balance sheet of the lessee.

"Capital Lease Obligations" means any indebtedness incurred as a lessee pursuant to a Capital Lease.

"Closing Date" means the date of this Mortgage.

"Collateral" means all of the property, real, personal and mixed, with respect to which the Mortgagor has granted a security interest to the Mortgagee pursuant to this Mortgage.

"Environmental Requirements" has the meaning given such term in Section 4.27 of this Mortgage.

"Equipment" has the meaning given this term in Exhibit B to this Mortgage.

"Event of Default" and "default" mean those events described in Article VII hereof, and any default or event of default under any other Loan Document.

"G.A.A.P." means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practices of the Mortgagor, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.  Whenever any accounting term is used in the Loan Documents which is not specifically defined in the Loan Documents, it shall be interpreted in accordance with G.A.A.P.

"Hazardous Materials" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive

Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any "oil, petroleum products and their by-products" as defined by Code of the State of New Hampshire, as amended from time to time, and regulations promulgated thereunder; (iv) any "hazardous substance" as defined by the Code of the State of New Hampshire, as amended from time to time, and regulations promulgated thereunder; (v) any "asbestos material" as defined by the Code of the State of New Hampshire, as amended from time to time, and regulations promulgated thereunder, and/or as defined by 40 C.F.R. Section 61.141, as amended from time to time; (vi) any "radon gas" in excess of levels recommended in U.S. Environmental Protection Agency Guidance Documents, as modified from time to time, or lower levels as provided by any applicable law or regulation now or hereafter in effect; (vii) any "infectious waste" as defined by Code of the State of New Hampshire, as amended from time to time, and regulations promulgated thereunder; (viii) any substance the presence of which on any property attributable to the operations of the Mortgagor is prohibited, restricted or regulated by any law or regulation similar to those laws, regulations and/or other documents set forth above, including without limitation, polychlorinated biphenyls (PCBs) and lead-based paints; and (ix) any other substance which by law or regulation requires special handling in its collection, generation, storage, transportation, treatment or disposal.

"Improvements" has the meaning given such term in the granting clauses of the Mortgage.

"Indebtedness" means as to the Mortgagor all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including the Obligations and including, but not limited to:

(a)

All indebtedness guaranteed, directly or indirectly, in any manner or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(b)

All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise (1) to purchase such indebtedness or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or (3) to supply funds to or in any manner to invest in the debtor;

(c)

All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

(d)

All indebtedness incurred as the lessee of goods or services under leases that, in accordance with G.A.A.P., should not be reflected on the balance sheet of the lessee.

"Inspector" means an independent engineer licensed to practice in the State and appointed by the Mortgagee.

"Land" means the parcels of land described on Exhibit A to this Mortgage.

"Leases" means any and all existing and future leases or subleases for all or any portion of the Security, but does not include any arrangement, contract, license or agreement by and between Mortgagor and any client or customer of Mortgagor pursuant to which Mortgagor dedicates a portion of the Security for use in connection with or in furtherance of the performance by Mortgagor of services for, or the provision of goods to, such client or customer, or any like or similar arrangement.

"Lessees" means any and all present and future lessees or sublessees under any Lease of all or any portion of the Security.

"Loan" or "Loan Proceeds" means the maximum total principal amount which the Mortgagee has agreed to lend to the Mortgagor under this Mortgage, which is Five Million Four Hundred Forty-Five Thousand Dollars ($5,445,000).

"Loan Documents" means all documents executed and/or delivered by the Mortgagor or others in connection with Loan, including but not limited to, the Note, this Mortgage, and any financing statements.

"Obligations" means the absolute obligation of the Mortgagor to pay to the Mortgagee (a) any and all sums due to the Mortgagee under the stated terms of the Loan, this Mortgage or the Loan Documents, (b) any and all sums reasonably advanced by the Mortgagee to preserve or protect the Security and the value of the Security or to preserve, protect or perfect the Mortgagee's security interest or lien in the Security, (c) in the event of any proceeding to enforce the collection of the obligations, or any of them, after default, the expenses incurred in connection with the retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Security or of any exercise by the Mortgagee of the Mortgagee's rights in the Event of Default, together with attorneys' fees, expenses of collection and court costs, as provided in the Loan Documents, (d) any obligations or liability of the Mortgagor to the Mortgagee arising out of any letter of credit issued by the Mortgagee for the account or benefit of the Mortgagor, and (e) any other indebtedness or liability of the Mortgagor to the Mortgagee, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing so long as the Loan is in effect, however created or arising, and however evidenced.

"Operating Leases" means all lease agreements (including but not limited to real estate leases) which do not meet the respective lease classification criteria of a Capital Lease or a direct financing lease under G.A.A.P.

"Permitted Liens" means:

(a)

Liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable.

(b)

Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance, old age pensions or other Social Security programs.

(c)

Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or a surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business.

(d)

Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which mutually impairs the use of the Property by the Mortgagor in the operation of the business of the Mortgagor and none of which is violated in any material respect by existing or proposed structures or land uses.

(e)

Liens in favor of the Mortgagee, including the lien of this Mortgage.

(f)

Any other lien or encumbrance reflected on the Title Policy.

"Person" means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

"Property" means the Land, the Building and all other property, whether real, personal or mixed, described in this Mortgage and all improvements thereto and betterments thereon, including all of the Collateral deemed to be fixtures.

"Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary, computer or machine language.

"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, or dumping.

"Remedial Action" means (a) the clean-up or removal of Hazardous Substances; (b) such action as may be reasonably necessary to monitor, assess, or evaluate the Release or threatened Release of Hazardous Substances; (c) the proper disposal or removal of Hazardous Substances; (d) the taking of such other actions as may be reasonably necessary to prevent, minimize, or mitigate the damages caused by a Release or threatened Release of Hazardous Substances to the public health or welfare or to the environment; and (e) the providing of emergency assistance after a Release. Remedial Actions include but are not limited to such actions, so long as reasonably taken, at the location of a Release as: storage; confinement; perimeter protection using dikes, trenches, or ditches; clay cover; neutralization; clean-up of Hazardous Substances or contaminated materials; recycling or reuse; diversion; destruction; segregation of reactive wastes; dredging or excavations; repair or replacement of leaking containers; collection of leachate and runoff; onsite treatment or incineration; providing alternative water supplies; and any monitoring reasonably required to assure that such actions protect the public health and welfare and the environment.

"Security" means, collectively, the Property and the Collateral.

"Solvent" means, as to any Person, that such Person at the time of determination (a) owns assets whose fair saleable aggregate value is greater than the amount required to pay all of its liabilities; (b) is able to pay all of its liabilities as such liabilities mature; and (c) has paid in and unimpaired capital sufficient to carry on its business and transactions and all business and transactions in which it engages or is about to engage.

"State" means the State of New Hampshire.

"Subsidiary" means any corporation of which the Mortgagor directly or indirectly owns or controls at the time: (a) at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors (in the case of a corporation having directors); or (b) a majority of the voting stock of any corporation not having directors.  The term "Subsidiary" also means any general or limited partnership or other entity of which more than fifty percent (50%) of the outstanding partnership interests or ownership interests shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Mortgagor.

"Taxes" means all taxes, water rents, sewer rents, assessments, utility charges (whether public or private) and other governmental or municipal or public or private dues, charges and levies and any prior liens (including federal tax liens) for such which are or may be levied, imposed or assessed upon the Security or any part thereof or upon the rents, issues, income or profits thereof, whether any or all of the aforementioned be levied directly or indirectly or as excise taxes or as income taxes.

"Title Policy" means the title insurance policy, binder or commitment issued by a title company acceptable to the Mortgagee with respect to the Property, which Title Policy shall be acceptable and updated through the Closing Date and the date on which the Mortgage has been recorded among the appropriate land records office.

"U.C.C." means the New Hampshire Uniform Commercial Code, as codified in the Code of the State of New Hampshire, and as amended, supplemented or modified from time to time.

Section 1.02.

Rules of Construction.  The words "hereof," "herein," "hereunder," "hereto," and other words of similar import refer to this Mortgage in its entirety.

The terms "agree" and "agreement" contained herein are intended to include and mean "covenant" and "covenants."

References to Articles, Sections, and other subdivisions of this Mortgage are to the designated Articles, Sections, and other subdivisions of this Mortgage as originally executed.

The headings of this Mortgage are for convenience only and shall not define or limit the provisions hereof.

The use of the word "including" is intended to set forth examples and not constitute a limitation on the general statement preceding such use of the word "including" and shall be deemed to mean "including but not limited to" unless expressly set forth to the contrary.

ARTICLE II

TERMS OF THE LOAN

Section 2.01.

Terms of the Loan.  Upon the terms and subject to the conditions contained herein and in the Loan Documents, the Mortgagee shall advance the Principal Sum to the Mortgagor, for the purposes herein described, on the Closing Date.

Section 2.02.

Payments to the Mortgagee.  All sums payable to the Mortgagee hereunder shall be paid, on or before the date on which the same become due and payable, to the Mortgagee (or as otherwise directed by the Mortgagee) in immediately available funds.

Section 2.03.

Payments are Provisional.  All payments made by the Mortgagor to the Mortgagee on any of the Obligations shall be provisional and shall not be considered final unless and until such payment is not subject to avoidance under any provision of the United States Bankruptcy Code, as amended, including Sections 547 and 550, or any state law governing insolvency or creditors' rights.  If any payment is avoided or set aside under any provision of the United States Bankruptcy Code, including Section 547 and 550, or any state law governing insolvency or creditors' rights, the payment shall be considered not to have been made for all purposes of this Mortgage, and the Mortgagee shall adjust its records to reflect the fact that the avoided payment was made and has not been credited against the Obligations.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

To induce the Mortgagee to make the Loan and to enter into this Mortgage, the Mortgagor makes the representations and warranties set forth in this Article III. The Mortgagor acknowledges the Mortgagee's justifiable right to rely upon these representations and warranties.

Section 3.01.

Status. The Mortgagor is validly organized under the Laws of the State of Delaware, is duly qualified to conduct business in the State of New Hampshire, and its operations and affairs have been effectively and validly commenced. The Mortgagor has the power to own its properties, conduct its business and affairs, and enter into the Loan and perform the Obligations. The Mortgagor's entry into the Loan with the Mortgagee has been validly and effectively approved by its members as may be required by its articles of organization, operating agreement, and applicable laws. All copies of the articles of organization, operating agreement, and authorizing resolutions of the Mortgagor submitted to the Mortgagee are true, accurate, and complete and no action has been taken in diminution or abrogation thereof. The Mortgagor has not changed its name, been the surviving member or partnership in a merger, or changed the location of its chief executive office within the last twelve (12) years.  The Mortgagor does not trade under any trade or fictitious names.

Section 3.02.

Warranty of Title.  The Mortgagor represents and warrants that, at the time of the execution and delivery of this Mortgage, the Mortgagor is the owner of the fee simple legal title to, and is lawfully seized and possessed of, the Property, subject to the Permitted Liens. The Mortgagor has the right and authority to convey the Property and does hereby warrant specially, and agrees to defend, the Property and the title thereto, whether now owned or hereafter acquired, against all claims and demands of the Mortgagor and every Person claiming by, through or under Mortgagor.

Section 3.03.

Subsidiaries.  The Mortgagor represents that it has no Subsidiaries.

Section 3.04.

Authority.  The Mortgagor has full power and authority to enter into and execute and deliver this Mortgage and each of the other Loan Documents executed and delivered by it and to incur and perform the Obligations provided for herein and therein (including the borrowing under the Loan).  No further consent or approval of any other Person or public authority or regulatory body is required as a condition to the validity or enforceability as against Mortgagor of this Mortgage or any of the other Loan Documents, or if required, the same has been obtained.

Section 3.05.

Binding Agreements.  This Mortgage and each of the other Loan Documents executed and delivered by the Mortgagor have been duly and properly executed by the Mortgagor, constitute the valid and legally binding obligations of the Mortgagor and are fully enforceable against the Mortgagor in accordance with their respective terms.

Section 3.06.

Litigation.  There is no litigation or proceeding pending or, so far as the Mortgagor knows, threatened, before any court or administrative agency which will materially adversely affect the financial condition of the Mortgagor or the authority of the Mortgagor to enter into, or the validity or enforceability of, this Mortgage or any of the other Loan Documents or the ability of the Mortgagor to perform the Obligations.

Section 3.07.

No Conflicting Agreements.  There is (i) no provision in any existing mortgage, indenture, contract or agreement binding on the Mortgagor or affecting any property of the Mortgagor, and (ii)  no provision of law or order of court binding upon the Mortgagor or affecting any property of the Mortgagor which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Mortgage or of any of the other Loan Documents executed and delivered by the Mortgagor or which would be in default or violated as a result of such execution, delivery or performance.

Section 3.08.

Financial Position.  The financial statements of the Mortgagor heretofore delivered to the Mortgagee are complete and correct in all material respects and fairly present the financial position of the Mortgagor as of the dates and for the periods referred to therein and have been prepared accurately to reflect the assets and liabilities of the Mortgagor.  There are no liabilities, direct or indirect, fixed or contingent, of the Mortgagor as of the date of such financial statements, which are not reflected therein or in the notes thereto.  There has been no material adverse change in the financial condition or operations of the Mortgagor since the date of such financial statements (and to the Mortgagor's knowledge no such material adverse changes are pending or threatened), and the Mortgagor has not guaranteed the obligations of, or made any investment in or loans to, a Person or other entity except as disclosed in such financial statements.  The Mortgagor has good and marketable title to all of its properties and assets, and all such properties and assets are free and clear or mortgages, pledges, liens, charges and other encumbrances, except as reflected in such financial statements or in the notes thereto, and except for Permitted Liens.

Section 3.09.

Tax Returns.  The Mortgagor has filed all required federal, state and local tax or information returns and has paid all taxes shown on such returns as they have become due, and there is no current on-going audit of any of them by either the State or federal governments.

Section 3.10.

Place of Business of the Mortgagor.   The Mortgagor currently has offices located at 2901 Butterfield Road, Oak Brook, IL 60523 and a registered office located at __________, _______, New Hampshire ______.  Other than the places listed in this Section, the Mortgagor has no other places of business which are located in other counties or states.

Section 3.11.

Name.  The Mortgagor has not operated under or used any other name or trade name in its business and operations, except as disclosed to Mortgagee.

Section 3.12.

Title to Collateral.  The Mortgagor owns the Collateral subject only to the Permitted Liens.

Section 3.13.

Broker's Commission.  The Mortgagor has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of the making of the Loan.

Section 3.14.

Non-existence of Defaults.  The Mortgagor is not in default, nor shall the passing of time or the giving of notice result in the occurrence of a default with respect to any of its existing Indebtedness.

Section 3.15.

Regulation "U".  The Mortgagor neither owns nor presently intends to acquire any "margin stock" as defined in 12 CFR Part 221 (Regulation "U") of the Board of Governors of the Federal Reserve System, and none of the sums to be advanced pursuant to the Loan provided for herein shall be used, directly or indirectly, for the purpose of acquiring or maintaining any "margin stock" or retiring any existing obligation that was incurred to purchase or maintain any "margin stock."

Section 3.16.

Leases in Good Standing.  All Leases are valid, subsisting and  in full force and effect and the Mortgagor is not in violation of any material term of any such Lease.  Each such Lease contains terms acceptable to the Mortgagor.

Section 3.17.

Patents, Trademarks, Etc.  The Mortgagor owns, possesses, or has the right to use all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, patent right, license, trademark, trademark right, trade name, trade name right or copyright of any other Person or entity.

Section 3.18.

Labor Matters.  There are no strikes or other labor disputes involving or against the Mortgagor pending, or to the Mortgagor's knowledge, threatened against the Mortgagor. Hours worked by and payments made to employees of the Mortgagor, have not been in violation of the Fair Labor Standards Act or any other law dealing with such matters in any material respects.  For the purpose of this subsection, "material respects" means that there are no violations which expose the

Mortgagor to penalties, fines, damages or liabilities which in the aggregate exceed Five Thousand Dollars ($5,000).

Section 3.19.

[INTENTIONALLY DELETED].

Section 3.20.

No Labor Agreements.  The Mortgagor is not subject to any collective bargaining agreement or any agreement, contract, decree or order requiring it to recognize, deal with or employ any Persons organized as a collective bargaining unit or other form of organized labor.

Section 3.21.

Franchises.  The Mortgagor possesses all franchises, approvals, contracts, merchandising agreements and merchandising contracts necessary for it lawfully to conduct its business and operation.

Section 3.22.

Debt.  The Mortgagor has no credit agreements, indentures, purchase agreements, guaranties, Capital Leases, or other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Mortgagor or any Subsidiary of the Mortgagor is in any manner directly or contingently obligated, except as otherwise disclosed to Mortgagee in writing or in Mortgagor's financial statements.

Section 3.23.

Solvency.  The Mortgagor will be Solvent both before and after the Closing Date, after giving full effect to the Loan and all of the Mortgagor's Indebtedness.  The Mortgagor knows of no reason which is likely to cause it to be unable to maintain such Solvent financial condition, giving full effect to the Obligations, as long as any of the Obligations remain unsatisfied. The Mortgagor has sufficient capital to carry on its business and transactions as now conducted and as planned in the future.

Section 3.24.

No Hazardous Substances. To Borrower’s actual knowledge and except as reflected on that Phase I Environmental Assessment prepared by Terracon Consultants, Inc., dated November 18, 2009, the Property has never been and is not being used to make, store, handle, treat, dispose of, generate, or transport Hazardous Substances in violation of any applicable law; there has not been a Release of Hazardous Substances on, from, or near the Property.  The Mortgagor has never received any notification, citation, complaint, violation, or notice of any kind from any Person relating or pertaining to the making, storing, handling, treating, disposing, generating, transporting, or Release of Hazardous Substances in respect of the Property.

Section 3.25.

Fair Labor Standards Act.  The Mortgagor has complied in all material respects with the Fair Labor Standards Act of 1938, as amended.

Section 3.26.

Purpose.  The Mortgagor represents and warrants that the Loan evidenced and secured by the Loan Documents is a "commercial loan" as defined in the Commercial Law Article of the Code of the State of New Hampshire.

Section 3.27.

Tax Assessment.  The Property is assessed for purposes of Taxes as a separate and distinct parcel from any other real property so that the Property shall never become subject to the lien of any Taxes levied or assessed against any real property other than the Land and Improvements described in this Mortgage.

Section 3.28.

Compliance with Environmental Requirements.  The Mortgagor represents and warrants that the Mortgagor has not done or caused anything to be done to the Security which would cause the Security to be in violation of or in non-compliance with the Environmental Requirements.  To Mortgagor’s actual knowledge, the Mortgagor further represents and warrants that the Security is in all material respects compliance with and does not violate in any material respects any Environmental Requirements.

ARTICLE IV

COVENANTS AND AGREEMENTS

Section 4.01.

Payment of Indebtedness and Performance.  The Mortgagor will punctually pay to the Mortgagee the principal of and interest on the Note according to the terms of the Note and all other Indebtedness secured hereby as the same shall become due, and shall punctually keep and perform each and every term, provision, covenant and agreement contained in the Loan Documents.

Section 4.02.

Indemnification.  The Mortgagor will pay all expenses and charges, legal or otherwise (including all court costs and reasonable attorneys' fees and expenses) paid or incurred by the Mortgagee in reliance upon this Mortgage, in realizing upon any of the obligations hereby secured or in enforcing this Mortgage or any agreement or covenant referred to herein, and in each of the other Loan Documents.  The Mortgagor further agrees to indemnify and hold harmless the Mortgagee from any loss (including reasonable attorneys' fees) resulting from any default by the Mortgagor under the terms of this Mortgage.

Section 4.03.

Insurance.  The Mortgagor shall, at all times that any Obligations remain outstanding under the Loan and at the Mortgagor's sole cost and expense, maintain or cause to be maintained insurance coverage in accordance with customary insurance practices of businesses carrying on business similar to the business carried on by the Mortgagor and otherwise situated in a manner similar to that of Mortgagor.  The Mortgagor shall promptly pay when due any and all premiums on such insurance, and such insurance shall be written in such manner and with such insurers as may be approved by the Mortgagee such approval not to be unreasonably withheld.  The policies of such insurance and all renewals thereof (to the extent of fire, casualty and general liability) are hereby assigned to, and shall be deposited with and held by, the Mortgagee, as collateral and further security for the Indebtedness and have attached thereto standard noncontributing, non-reporting mortgagee clauses in favor of and entitling the Mortgagee, without contribution, to collect any and all proceeds payable under such insurance as its interest may appear, all to be in form reasonably acceptable to the Mortgagee.  Not less than thirty (30) days prior to the expiration date of each such policy for fire, casualty and general liability, the Mortgagor will deliver to the Mortgagee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to the Mortgagee.  In the event of a sale of all or any part of the Property pursuant to the provisions of this Mortgage, the Mortgagee shall succeed to all the rights and interest of the Mortgagor, including any right to unearned premiums in and to all such policies of insurance.  The Mortgagor will immediately notify the Mortgagee of any cancellation of or change in any insurance policy, and each such policy shall contain the agreement of the insurer that such policy will not be adversely modified or canceled without thirty (30) days prior written notice to the Mortgagee.  If the Mortgagor fails to so insure the Security or fails to deliver such policies to the Mortgagee, the Mortgagee may, at its option, effect such insurance from time to time and pay the premiums therefor, and the Mortgagor shall repay the Mortgagee for any premiums so paid, with interest thereon, as provided herein.

Section 4.04.

Taxes.  (a) Subject to the provisions of the next succeeding sentence, the Mortgagor will promptly pay in full and discharge before delinquency and before any penalty for non-payment attaches thereto all Taxes whether such Taxes be levied directly or indirectly or as excise taxes or as income taxes.  The Mortgagor shall be permitted to contest any such Taxes provided that upon request, Mortgagor demonstrates to the satisfaction of Mortgagee that sufficient reserves have been set aside or are otherwise available to satisfy the tax liability.  Upon payment of the Taxes, the Mortgagor will exhibit to the Mortgagee, upon demand, the receipted bills therefor, prior to the day upon which the same shall become delinquent.  If the Mortgagor fails to pay the Taxes at the times or in the manner provided in this Section, the Mortgagee may, at its option, pay such Taxes, and the Mortgagor shall pay to the Mortgagee the amount of any Taxes so paid, with interest thereon, as provided herein.

At the election of the Mortgagee, following the occurrence of an Event of Default, the Mortgagor shall pay to the Mortgagee or its designee monthly in advance one-twelfth (1/12) of the estimated insurance premiums required to be paid pursuant to this Mortgage and Taxes required to be paid pursuant to this section, which moneys shall be held in an escrow reserve by the Mortgagee or as designated by the Mortgagee for the purpose of paying such amounts when due.

(b)

In the event of the passage of any Federal, State, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of  mortgages or debts secured by  mortgages or the manner of collecting any such taxes so as to adversely affect the Mortgagee (including, without limitation, a requirement that additional internal revenue stamps be affixed to the Note or to this Mortgage), the Mortgagor will promptly pay any such tax.  If the Mortgagor fails to make such prompt payment within ten (10) days of the written notice thereof from Mortgagee, then the entire unpaid balance of the Principal Sum secured by this Mortgage and all unpaid interest accrued thereon shall, without notice, immediately become due and payable at the option of the Mortgagee.  In no event, however, shall any income taxes of the Mortgagee or franchise taxes of the Mortgagee measured by income, or taxes in lieu of such income taxes or franchise taxes, be required to be paid by the Mortgagor.

Section 4.05.

Maintenance and Repair of the Property.  The Mortgagor, at the Mortgagor's sole expense, will (a) keep and maintain the Security and each part thereof in good condition, working order and repair, and (b) make all necessary or appropriate repairs, replacements and renewals to the Security so that each part of the Security shall at all times, be in good condition, fit and proper for the respective purposes for which they were originally intended, erected, or installed.  To the extent that Awards are made available to the Mortgagor, the Mortgagor will promptly repair, restore, replace, or rebuild any part of the Security which may be damaged or destroyed by any casualty whatsoever or which may be affected by any taking by eminent domain or alteration of the Security or any part thereof by public or quasi-public authority or corporation.

Section 4.06.

Removal, etc. of Equipment and Improvements. No Improvements or Equipment now or hereafter covered by the lien and security interest of this Mortgage shall be removed, demolished or materially altered, without the prior written consent of the Mortgagee, except  (i) to the extent not otherwise restricted under Section 4.10 or Section 5.02 herein and (ii) that the Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien and security interest of this Mortgage, such Equipment as from time to time may become worn out or obsolete, provided that either (a) simultaneously with or prior to such removal any such Equipment is replaced with other Equipment of value at least equal to that of the replaced Equipment and free from the lien or security interest of any title retention or security agreement or other encumbrance, and by such removal and replacement the Mortgagor shall be deemed to have subjected such replacement Equipment to the lien and security interest of this Mortgage, or (b) such Equipment is sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to the Mortgagee to be applied to the payment of the Indebtedness in the manner and order determined by the Mortgagee.

Section 4.07.

Other Liens.  At all times the Mortgagor will keep the Security free from all liens, mortgages, security interests, encumbrances and claims of every kind and nature (other than Permitted Liens).  The Mortgagor shall give the Mortgagee notice of any default in any permitted junior or subordinated lien, mortgage, security interest or encumbrance on the Security and notice of any foreclosure or threat of foreclosure of such permitted junior or subordinated lien, mortgage, security interest or encumbrance.

Section 4.08.

Compliance with Laws.  The Mortgagor will comply with and not violate, or cause to be complied with and not violated, all present and future laws, statutes, ordinances, rules, regulations, decrees and orders of any governmental or other authority or regulatory body relating to the Security or any part thereof or to the use and operation of the Security or any part thereof.

Section 4.09.

Inspection.  Subject to the rights of Lessees, the Mortgagor will permit the Mortgagee or its agents to enter upon the Property and make inspections of the Security or any part thereof after notice has been provided to Mortgager, at all reasonable times and as often as may be reasonably requested by the Mortgagee.

Section 4.10.

Transfer of Security.  Without the prior written consent of the Mortgagee, which will not be unreasonably withheld, and except as otherwise permitted in this Mortgage, the Mortgagor will not transfer sell, lease, convey, assign, transfer or in any manner dispose of all or any part of the Security, outside of the ordinary course of business.

Section 4.11.

Restrictive Covenants, Zoning, etc.  Without the prior written consent of the Mortgagee, the Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Property or any part thereof.  The Mortgagor will promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may affect the security of this Mortgage, or which may impose any duty or obligation upon the Mortgagor or any Lessee or other occupant of the Property, or any part thereof, and the Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Section 4.12.

Management.  The Mortgagor at all times shall provide competent and responsible management and operation of the Property.  Any management contract or contracts involving the Property, or any part thereof, entered into after the Closing Date, must be approved in writing by the Mortgagee prior to the execution of the same, shall be collaterally assigned to the Mortgagee and shall require the management agent to accept such assignment.

Section 4.13.

Books and Records.  (a) The Mortgagor will keep and maintain full and accurate records and books administered in accordance with G.A.A.P., consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof, and shall permit the Mortgagee or any Person or Persons authorized by the Mortgagee to inspect and examine such records and books and all supporting vouchers and data and to make copies and extracts therefrom or thereof at all reasonable times and as often as may be reasonably requested by the Mortgagee at the offices of the Mortgagor, or at the office of such other Person keeping and maintaining such books and records in the City or County of Oak Brook, IL, or at some other location as may be mutually agreed upon.

(b)

The Mortgagor will furnish to the Mortgagee, such financial statements and other financial data of the Mortgagor required to be delivered to the Mortgagee as provided herein.  At the same time, the Mortgagor will furnish to the Mortgagee similar financial statements, prepared as aforesaid, for each guarantor of the Note.

Section 4.14.

Condemnation or Casualty-General Provisions.  The Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute, in its own or the Mortgagor's name, any action or proceeding relating to any condemnation, taking or casualty to the Security, and to settle or compromise any claim in connection therewith.  Provided the Mortgagor is not in default hereunder, the Mortgagee shall not settle or compromise any claim in connection with any damage or taking through condemnation without the prior written consent of the Mortgagor, which consent shall not be unreasonably withheld.  No settlement for the damages sustained thereby shall be made by the Mortgagor without the Mortgagee's prior written approval thereof, not be unreasonably withheld.  Notwithstanding any taking by eminent domain, alteration of the grade of any street or injury or other casualty to or decrease in value of the Security, the Mortgagor will continue to pay the Indebtedness as and when the same shall become due and payable, and any reduction in the Principal Sum resulting from the application by the Mortgagee of the Awards shall be deemed to take effect only on the date of such receipt and application in accordance with the provisions of this Section.  The Net Proceeds from all or any part of any Awards so received by the Mortgagee shall be applied as set forth herein, provided that (i) the Mortgagee shall not be obligated to see to the application of any of Net Proceeds paid over to the Mortgagor, and (ii) the Net Proceeds so paid over to the Mortgagee and not applied to the Indebtedness shall not be deemed a payment on any of the Indebtedness secured hereby.  If, prior to the receipt by the Mortgagee of such Award, the Security or any part thereof shall have been sold pursuant to the default provisions of this Mortgage, the Mortgagee shall have the right to receive such Award to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the counsel fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such Award.  The Mortgagor agrees to execute and deliver, from time to time, upon the request of the Mortgagee, such further instruments or documents as may be requested by the Mortgagee to confirm the grant and assignment to the Mortgagee of any such Award.

Section 4.15.

Damage and Destruction; Condemnation; Application of Net Proceeds.  If, at any time prior to the repayment in full of all of the Indebtedness, (a) the Security or any part thereof is damaged by fire or other casualty, or (b) title to, or the use of, the Security or any part thereof, or the interest of the Mortgagor in the Security or any part thereof, shall be taken or altered under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, either temporarily or permanently, the Mortgagor shall be obligated to continue to pay the Indebtedness in the manner provided herein, and the Net Proceeds resulting from any event described in this Section will be deposited in an escrow fund and applied as follows:

(i)

Provided that no Event of Default shall have occurred and be continuing, at the option of the Mortgagor, to repair, rebuilding, restoration or alteration, as appropriate, of that portion of the Security so damaged or destroyed by fire or other casualty, or of that portion of the remaining Security which may have been altered as a result of a taking or condemnation, and/or to the acquisition by the Mortgagor, by construction or otherwise, of other lands or improvements suitable for the Mortgagor's operations at the Property (which land or improvements shall be acquired by the Mortgagor, subject to no liens or encumbrances, other than the Permitted Liens, as evidenced by a mortgagee's land title insurance policy acceptable to the Mortgagee, and shall be deemed part of the Property and subject to the lien of this Mortgage), in either of which event such Net Proceeds shall be deposited into an escrow fund to be held by the Mortgagee, or by such other Person as may be approved by the Mortgagee, and the Mortgagor will (A) proceed promptly to repair, rebuild, restore or alter that part of the Security so damaged or destroyed or of that portion of the remaining Security which may have been altered as a result of a taking or condemnation, to substantially the same condition as it existed prior to the event causing such damage, destruction, or prior to such taking with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Mortgagor and approved by the Mortgagee (such approval not to be unreasonably withheld) and as will not impair the operating unity or productive capacity of the Security, and (B) cause withdrawals to be made from such escrow fund to pay the costs of such repair, rebuilding, restoration, or alterations, as appropriate, either on completion thereof or as the work progresses.  In order to receive advances from such escrow fund for such purposes, the Mortgagor will be required to furnish to the Mortgagee, or to such other Person, a certificate signed by the Mortgagor specifying in reasonable detail the items of cost to be reimbursed from such escrow fund and certifying that, the Mortgagor is not in default under this Mortgage or any of the other Loan Documents.  The balance, if any, of such Net Proceeds remaining after the payment of all of the costs of such repair, rebuilding, restoration or alterations, as appropriate, shall, to the extent of any diminution in value of the Security after such repair, rebuilding, restoration or alteration, as compared to the value thereof prior to the taking or casualty, as reasonably determined by Mortgagee, be applied by the Mortgagee to the prepayment of the Indebtedness, and any remaining Net Proceeds will be reimbursed by the Mortgagee to the Mortgagor; or

(ii)

 If an Event of Default shall have occurred and be continuing, or if requested at the option of the Mortgagor, first, to the prepayment of the Indebtedness and, next, towards the performance of the Obligations and, thereafter, the balance shall be reimbursed to the Mortgagor.

All Net Proceeds received by any Person shall be held in trust by the recipient thereof to be applied in accordance with the terms of this Article.

Section 4.16.

Additional Improvements.  The Mortgagor will not construct any additional improvements in respect to additional buildings on the Land without the prior written consent of the Mortgagee not to be unreasonably withheld.  The Mortgagor will complete and pay for, within a reasonable time, any permitted structure at any time in the process of construction on the Land.  The Mortgagor will construct and erect any permitted improvements on any part of the Land (a) strictly in accordance with all applicable ordinances and statutes and in accordance with the requirements of all regulatory authorities having jurisdiction, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, (d) wholly within the building restriction lines however established, and (e) so as not to violate use and other restrictions contained in prior conveyances, zoning ordinances or restrictions.

Section 4.17.

Leases.  (a) The Mortgagor will carry out all of its covenants and agreements under all Leases which it has executed or may hereafter execute in connection with the Security, or any portion thereof. The Mortgagor will not enter into any Lease in excess of 5,000 square feet without thirty (30) days prior written notice to the Mortgagee.  At any time within thirty (30) days after notice and demand by the Mortgagee, the Mortgagor will deliver to the Mortgagee a written statement in such reasonable detail as the Mortgagee may request, certified by the Mortgagor, of all of the Leases relating to the Security or any part thereof, including the names of all Lessees, the terms of all Leases and the rentals payable under all Leases, and, on demand, the Mortgagor will furnish to the Mortgagee executed counterparts of any such Leases.  If any of such Leases provide for the giving by the Lessee of certificates with respect to the status of such Leases, the Mortgagor shall exercise its right to require such certificates within ten (10) days after any request therefor by the Mortgagee.

(b)

The Mortgagor hereby grants, assigns, transfers and sets over unto the Mortgagee, all of Mortgagor's right, title and interest in and to any Leases, or any portion thereof, now or hereinafter entered into, together with all of the rents, royalties, issues, profits, revenues, income and other benefits of the Security including, without limitation, any security deposits thereunder or guaranties to secure performance by the Lessees of their obligations thereunder, whether such security deposits are to be held until the expiration of the terms of such Leases or applied to one or more installments of rent coming due immediately prior to the expiration of such terms; reserving in the Mortgagor a license to collect and receive the same until there is a default under this Mortgage.

(c)

So long as there shall exist no default under this Mortgage, the Mortgagor shall have a license, terminable by the Mortgagee upon the occurrence of a default hereunder, to collect upon, but not prior to accrual, the rents under the Leases, such rents to be held in trust for the Mortgagee.  Each month, upon the Mortgagor's compliance with all of its obligations required under the Loan Documents, the Mortgagor may retain such rents as were collected that month and held in trust for the Mortgagee.  Upon the occurrence of a default hereunder, the license granted to the Mortgagor shall be automatically and immediately revoked without any requirement of notice.  Upon revocation of such license and following notification to the Lessees under such Leases by the Mortgagee that rents are to be paid to the Mortgagee, all rents shall be paid directly to the Mortgagee and not through the Mortgagor, it being understood that a demand by the Mortgagee on any Lessee under such Leases for the payment of rent following any default claimed by the Mortgagee shall be sufficient to warrant such Lessee making future payments of rent to the Mortgagee without the necessity of further consent by the Mortgagor.

(d)

The Mortgagor will, at its sole cost and expense, use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective Lessees under any Leases, or any portion thereof, and will appear in and defend, at its sole cost and expense, any action or proceeding arising under or in any manner connected with such Leases or the obligations and undertakings of any Lessee thereunder.

(e)

The Mortgagor will not further assign the whole or any part of the rents, income or profits arising from the Security or any part thereof without the prior written consent of the Mortgagee, and any assignment thereof without such consent shall be null and void.

(f)

The Mortgagor will not, without the prior written consent of the Mortgagee, (i) cancel, terminate, accept a surrender of, reduce the payment of rent under, or accept any prepayment of rent (other than is customary) under, any present or future Lease, (ii) lease all or any part of the Security in excess of 5,000 square feet except upon lease forms which shall have been approved by the Mortgagee, or (iii) permit a lien or encumbrance on the Security or any part thereof superior to any such Lease other than the Permitted Liens.

(g)

If the Mortgagor shall hereafter lease the Security or any part thereof by Lease or Leases, any such Lease or Leases shall be subject to the condition that in the event of any sale of the Security, or any part thereof, pursuant to the default provisions of this Mortgage, such Lease or Leases shall continue in full force and effect, and the Lessees thereunder will, upon request, attorn to and acknowledge in writing the purchaser or purchasers at such sale or sales as landlord or lessor thereunder.

(h)

Unless and until Mortgagee shall take possession of the Security, the Mortgagee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by the Mortgagor under any Lease or Leases for all or any part of the Security.

Section 4.18.

Use of Loan Proceeds.  The proceeds of the Note advanced to the Mortgagor shall be employed and used by the Mortgagor solely for the refinance of the Property.

Section 4.19.

Estoppel Certificates.  Within ten (10) days after any request by the Mortgagee or a proposed assignee or purchaser of the Note, the Mortgagor shall certify, by a written statement, to the Mortgagee or to any proposed assignee or purchaser of the Note, the then unpaid balance of the Indebtedness (including but not limited to the unpaid balance of the Principal Sum with interest accrued but unpaid) and the existence, if known by Mortgagor, of any offsets or defenses which exist against the Indebtedness secured hereby.

Section 4.20.

Additions to Security.  All right, title and interest of the Mortgagor in and to all extensions, renewals and replacements of, and all substitutions for, and all improvements, accessions, additions, appurtenances and betterments to the Security, hereinafter acquired by or released to the Mortgagor, or constructed, assembled or placed by the Mortgagor on the Property, and all proceeds (cash and non-cash), products and conversions of the Security immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clauses hereof, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, deeds of trust, conveyances or assignments thereof as the Mortgagee may require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

Section 4.21.

Subrogation.  To the extent permitted by law, the Mortgagee shall be subrogated, notwithstanding their release of record, to any mechanic's or vendor's lien or liens, superior titles, mortgages, deeds of trust, liens, encumbrances, rights, equities, and charges of all kinds heretofore or hereafter existing on the Security to the extent that the same are paid or discharged by the Mortgagee whether or not from the proceeds of the Note; provided, however, this Section shall not be deemed or construed to obligate the Mortgagee to pay or discharge the same.

Section 4.22.

Security Agreement.  This Mortgage creates, and the Mortgagor hereby grants to the Mortgagee, a security interest in the Equipment and other Security to the extent the same is not real property or is subject to the U.C.C., and this Mortgage constitutes a security agreement from the Mortgagor to the Mortgagee under the U.C.C. with respect to the same.  The Mortgagor hereby agrees to execute and deliver on demand, and hereby irrevocably constitutes and appoints the Mortgagee the attorney-in-fact of the Mortgagor, to execute, deliver and, if appropriate, to file with the appropriate filing office or offices, such financing statements or other instruments as the Mortgagee may request or require in order to perfect the security interest granted hereby or to continue the effectiveness of the same.

Section 4.23.

Right to Perform.  If the Mortgagor shall fail to make any payment or perform, observe, or comply with any of the conditions and covenants herein contained, the Mortgagee, without notice to or demand upon the Mortgagor, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagor, and may enter upon the Property or any part thereof for that purpose and take all such action thereon as the Mortgagee may consider necessary or appropriate for such purpose.  All such sums so paid or advanced by the Mortgagee and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon, shall be repaid by the Mortgagor to the Mortgagee as provided herein.

Section 4.24.

Utilities.  The Mortgagor shall pay when due all utility charges, if any, which are incurred for the benefit of the Security or which may become a charge or lien against the Property for gas, electricity, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting the Security or any portion thereof, whether or not such taxes, assessments or charges are liens thereon.

Section 4.25.

Survival of Warranties.  The Mortgagor shall fully and faithfully satisfy and perform the Obligations, and each agreement of the Mortgagor incorporated by reference therein or herein, and any modification or amendment thereof.  All representations, warranties and covenants of the Mortgagor contained in the Loan Documents or incorporated therein or herein by reference shall survive the Closing Date and shall remain continuing obligations, warranties and representations of the Mortgagor during any time when any portion of the Obligations secured by this Mortgage remains outstanding.

Section 4.26.

Trade Names.  At the request of the Mortgagee, the Mortgagor shall execute a certificate in form satisfactory to the Mortgagee listing the trade names which Mortgagor intends to use in connection with the Security, and representing and warranting that the Mortgagor does business under no other trade names with respect to the Security.  The Mortgagor shall immediately notify the Mortgagee in writing of any change in such trade names, and will, upon request of the Mortgagee, execute any additional financing statements and other certificates revised to reflect the change in trade names.

Section 4.27.

Environmental Requirements.  The Mortgagor hereby represents and warrants to the Mortgagee that, to the actual knowledge of the Mortgagor, which knowledge is limited to the contents of the Environmental Report, the Security (including the land, surface soil, subsurface strata, surface water, drinking water supply, ground water, and any improvement thereon including, but not limited to, any facility, building, structure, installation, equipment, pipe or pipeline, well, pit, pond, lagoon, ditch or impoundment) is free and clear of waste or debris and of any contamination from Hazardous Materials (collectively, the "Environmental Requirements").  The Mortgagor shall indemnify and save harmless the Mortgagee for all claims, causes of action, damages, costs and expenses of any nature whatsoever arising out of or resulting from the existence or alleged existence of Hazardous Materials attributable to the operations of the Mortgagor.  The Mortgagor further covenants and agrees that, if at any time it is determined that there are Hazardous Materials, which require any collection, storage, treatment or disposal to be conducted or maintained in a specific or general manner, the Mortgagor agrees to take or cause to be taken, at its sole expense, such actions as may be necessary to comply with Federal, State, local or municipal requirements for the collection, storage, treatment or disposal of all Hazardous Materials.  If the Mortgagor fails to take such action, the Mortgagee may make advances or payments toward performance or satisfaction of the same, but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including without limitation, all attorneys' fees, fines or other penalties, shall be at once repayable by the Mortgagor and shall bear interest at the Default Rate of Interest, from the date the same shall become due and payable until the date paid, and all sums so advanced or paid, with interest aforesaid, shall become a part of the Obligations of the Mortgagor pursuant to this Mortgage.

Section 4.28.

Financial Statements and Reports.  The Mortgagor shall furnish to the Mortgagee, annually:

(a)

Within ninety (90) days of the end of each fiscal year of the Mortgagor, internally prepared financial statements, certified by the Mortgagor, in such form and detail as the Mortgagee may require.  In addition, the Mortgagor agrees that it shall promptly furnish to the Mortgagee such additional reports and information deemed appropriate by the Mortgagee in its review of the financial condition of the Mortgagor, including unconsolidated figures and information on the Mortgagor.  The Mortgagee may, at any time and in its sole discretion, obtain an audit of the Mortgagor's Accounts performed by an independent public accountant selected by the Mortgagee, at the Mortgagor's cost and expense.

(b)

Within thirty (30) days of the timely filing thereof, copies of its federal tax returns (including all schedules) as required to be filed with the Internal Revenue Service.  If any extensions are filed, copies of tax return (including extensions) shall be provided to Mortgagee no later than ten (10) days after filing.

(c)

Within thirty (30) days of the end of each calendar year, current operating statements and rent rolls for the Property.

(d)

Such additional information, reports or statements as the Mortgagee may from time to time reasonably request, including, but not limited to, such cash flow projections and financial statements of the Mortgagor which the Mortgagee may reasonably request.

(e)

If requested by the Mortgagee, contemporaneously with each year-end financial report required to be provided by Paragraph (a) above, a certificate signed by an appropriate authorized representative of the Mortgagor stating that the signer has individually reviewed the provisions of this

Mortgage and that a review of the activities of the Mortgagor during such year has been made by or under the supervision of the signer of such certificate with a view to determining whether the Mortgagor has observed, and performed all of the Obligations under this Mortgage and that the Mortgagor is not at the time in default in the observance or performance of any of the terms and conditions hereof or, if the Mortgagor shall be so in default, specifying all such defaults and events of which the signer may have knowledge.

Section 4.29.

Notice of Existence of Default.  The Mortgagor shall promptly advise the Mortgagee of the existence of any condition or event, or the expected existence of any condition or event, which is or which will be with the passage of time or the giving of notice, an Event of Default under this Mortgage or any of the Loan Documents.

Section 4.30.

Further Assurances.  The Mortgagor agrees to execute such other and further documents, including without limitation, promissory notes, security agreements, agreements, financing statements, continuation statements, and similar instruments as may from time to time, in the reasonable opinion of the Mortgagee or the Mortgagee's counsel, be necessary, proper or convenient, to perfect, confirm, establish, re-establish, continue or complete the security interest in the Collateral and the purposes and intentions of this Mortgage, it being the intention of the Mortgagor to hereby provide a full and absolute warranty of further assurance to the Mortgagee.

Section 4.31.

Advancements.  If the Mortgagor shall fail to perform any of the affirmative covenants contained in this Article or to protect or preserve its assets and properties, or if the Mortgagor shall fail to protect or preserve the Collateral or the status and priority of the security interest of the Mortgagee in the Collateral, the Mortgagee may, if the Mortgagor fails to make payments required to be made pursuant to any such covenants or to protect or preserve such assets or properties, make advances to perform the same on behalf of the Mortgagor or to protect or preserve the assets and properties of the Mortgagor or to protect and preserve the Collateral or the status and priority of the security interest of the Mortgagee in the Collateral, and all sums so advanced shall immediately upon advancement become secured by the security interest created by this Mortgage, and the terms and provisions of this Mortgage and all of the Loan Documents.  The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the Mortgagee upon the occurrence of an Event of Default by the Mortgagor.  Notwithstanding anything in this Section to the contrary, the authorization contained in this Section shall impose no duty or obligation on the Mortgagee to perform any action or to make any advancement on behalf of the Mortgagor and is for the sole benefit and protection of the Mortgagee.

Section 4.32.

Fair Labor Standards Act.  The Mortgagor shall comply in all material respects with the Fair Labor Standards Act of 1938, as amended.

Section 4.33.

Member Business Accounts.  The Mortgagor shall maintain a member business account with the Mortgagee at all times during the term of the Loan.

Section 4.34.

Debt Service Coverage Ratio.  The Mortgagor shall at all times maintain a Coverage Ratio, to be tested annually, of not less than 1.50 to 1.0.  For purposes of this provision, "Coverage Ratio" is defined as the quotient of the Property’s net operating income over the principal and interest of the Loan.

ARTICLE V

NEGATIVE COVENANTS

The Mortgagor covenants and agrees that, during the term of the Loan and until all of the Obligations have been fully performed to the satisfaction of the Mortgagee, it will not do or permit to be done or to cause to occur any of the acts or happenings set forth below without the prior written consent of the Mortgagee.

Section 5.01.

Merger, Etc.  The Mortgagor shall not enter into any merger (unless Mortgagor is the surviving entity), consolidation, share exchange, reorganization or recapitalization.

Section 5.02.

Sale or Transfer of Assets.  Except as otherwise provided herein, the Mortgagor shall not sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business for adequate consideration) any material portion of its assets.  For purposes of this Section, a sale, transfer, lease or other disposition shall be material if it amounts to more than Two Hundred Fifty Thousand Dollars ($250,000) when aggregated with all previous sales, transfers, leases and dispositions made by the Mortgagor after the date of this Mortgage.

Section 5.03.

Encumbrance of Assets.  The Mortgagor shall not mortgage, pledge, assign, grant or permit to exist any liens, claims, encumbrances or security interests in or upon any of its assets of any kind, whether now or hereafter acquired, except for Permitted Liens, it being understood that, as to any non-consensual liens, the Mortgagor shall be entitled to a 30-day cure period in order to satisfy such encumbrance or provide bonding to insure over it for the benefit of the Mortgagee.

Section 5.04.

Guaranties.  The Mortgagor shall not become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other Person, except for the endorsement of commercial paper for deposit or collection in the ordinary course of business.

Section 5.05.

Indebtedness.  The Mortgagor shall not incur, create, assume or permit to exist any indebtedness to any creditor other than the Mortgagee.

Section 5.06.

Distributions.  The Mortgagor shall not make any distributions to, or loan any sums to, any of its members or officers.

Section 5.07.

 Investments and Loans.  The Mortgagor shall not form any subsidiary or make any investment in or make any loan in the nature of any investment to any Person except as permitted by this Mortgage without the prior consent of Mortgagee, not to be unreasonably withheld, except in the ordinary course of business.

Section 5.08.

Assignment of this Mortgage.  The Mortgagor shall not assign or attempt to assign this Mortgage to any Person.

Section 5.09.

Capital Expenditures. The Mortgagor shall not make any Capital Expenditures or pay any Capital Lease Obligations in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any Fiscal Year without the consent of Mortgagee not unreasonable withheld.

Section 5.10. Limits on Lease Obligations. The Mortgagor shall not incur obligations under any Operating Leases requiring the Mortgagor to make aggregate payments in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any Fiscal Year without the consent of Mortgagee not unreasonable withheld.

Section 5.11.

No Alteration of Structure or Operations.  The Mortgagor shall not amend or change materially its capital structure or its line or scope of business, nor shall it engage in business ventures other than those generally consistent with those in which it is presently engaged.

Section 5.12. Changes of Ownership. The Mortgagor shall not undergo a change in ownership or control of any of the issued and outstanding membership interests of the Mortgagor, including without limitation as a result of the issuance of membership interests or other securities or the transfer or the issuance of exercise of options therefor. Notwithstanding the foregoing, nothing in this Mortgage or the Loan Documents shall prohibit Borrower from transferring either the Property or the ownership interests in Borrower to an entity which is an affiliate of Inland Diversified Real Estate Trust, Inc. For purposes of this provision, an affiliate means any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, such person or entity. The Mortgagor shall not modify its organizational documents to permit the holders of preferred or other membership interests to cause the Mortgagor to redeem such membership interests.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATIONS

The Mortgagee shall not be obligated to make any disbursements to the Mortgagor of the Loan Proceeds until it shall have received all of the items or documents referred to in this Article and until the following conditions precedent shall have been fully met and complied with in all respects.

Section 6.01.

No Event of Default.  No Event of Default shall have occurred hereunder and all representations and warranties set forth herein shall be true and correct.

Section 6.02.

Loan Documents.  The Loan Documents shall have been duly executed, acknowledged (where required), delivered and recorded (where required), including, but not limited to, landlord waivers acceptable to the Mortgagee from all landlords leasing any property to the Mortgagor.

Section 6.03.

Legal Matters.  All legal matters incidental to the making of the Loan shall be satisfactory in all respects to the Mortgagee's Counsel, including an opinion of the Mortgagor's counsel in form and content satisfactory to the Mortgagee.

Section 6.04.

Delivery of Required Items.  The Mortgagor shall have provided to the Mortgagee, not less than ten (10) Business Days prior to the Closing Date, copies of all items, documents or instruments required to be delivered to the Mortgagee prior to the Closing Date, each of which shall in all respects be satisfactory to the Mortgagee and the Mortgagee's counsel.

Section 6.05.

Payment of Fees.  The Mortgagor shall have delivered to the Mortgagee all the fees required on or before the Closing Date, provided, however, that with respect to any fees to be paid to the Mortgagee by the Mortgagor on an annual basis, the Mortgagor shall be required to pay in advance to the Mortgagee on the Closing Date only that portion of such annual fee which represents the fee for the first annual period.  Any annual fees thereafter shall be paid by the Mortgagor directly to the Mortgagee in advance, on or before each anniversary of the Closing Date.

Section 6.06.

Appraisal.  The Lender's obligation to make the Loan is contingent upon an acceptable appraisal of the Property.  The appraisal shall be ordered by the Lender (or, at the Lender's election, prepared by the Lender), satisfactory to the Lender in form, amount and content, addressed to the Lender and paid for on the Closing Date by the Borrower.

Section 6.07.

Phase I Environmental Report.  The Mortgagee's obligation to make the Loan is contingent upon an acceptable Phase I Environmental Report of the Property.  The Phase I Environmental Report shall be ordered by the Mortgagee (or, at the Mortgagee's election, prepared by the Mortgagee), satisfactory to the Mortgagee in form, amount and content, addressed to the Mortgagee and paid for on the Closing Date by the Mortgagor. The Phase I Environmental Report must indicate, among other things, that there is no evidence of environmentally hazardous materials or contamination on or adjacent to the Property.

ARTICLE VII

EVENTS OF DEFAULT

The occurrence of one or more of the following events (herein sometimes referred to as "Events of Default," or singularly an "Event of Default") shall constitute an Event of Default hereunder, and all such Events of Default are individually and collectively included in the term "default" as used herein:

Section 7.01.

Failure to Pay Principal and Interest.  The Mortgagor shall fail to pay promptly any payment of the Principal Sum or of any interest thereon as and when the same is due and payable in accordance with the terms of the Note, and such failure shall continue for ten (10) days.

Section 7.02.

Failure to Pay Other Indebtedness.  The Mortgagor shall fail to pay promptly any of the other Indebtedness secured hereby as and when the same shall be due and payable in accordance with the terms hereof or of the Note, and such failure shall continue for ten (10) days.

Section 7.03.

Breach of Representations and Warranties.  Any representation, warranty, opinion or statement made by the Mortgagor (or counsel for the Mortgagor) or any other Person herein or in any of the Loan Documents or any certificate, opinion or other writing executed and delivered in connection therewith, shall prove to have been untrue in any material respect at the time made.

Section 7.04.

Failure to Comply with Requirements.  The Mortgagor shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions, representations, warranties and agreements set forth herein and such failure shall continue for a period of thirty (30) days after written notice from the Mortgagee; provided that Mortgagor shall have such additional time to cure (up to 60 days) for any failure that cannot be remedied within the 30-day timeframe and for which the Mortgagor demonstrates to the Mortgagee's reasonable satisfaction that it is using its commercially reasonable efforts to remedy such default.

Section 7.05.

Other Defaults.  The Mortgagor shall fail to duly and promptly perform, comply with or observe any one or more of the other terms, covenants, conditions, agreements and stipulations contained in this Mortgage and such failure shall continue for a period of thirty (30) days after written notice from Mortgagee to Mortgagor of the occurrence of such event; provided that Mortgagor shall have such additional time to cure (up to 60 days) for any failure that cannot be remedied within the 30-day timeframe and for which the Mortgagor demonstrates to the Mortgagee's reasonable satisfaction that it is using its commercially reasonable efforts to remedy such default; and further provided that such grace period shall not apply to a failure to comply with the provisions pertaining to insurance or the Environmental Requirements.

Section 7.06.

Default Under Other Loan Documents.  An event of default shall occur under any of the other Loan Documents, and such event of default is not cured within any applicable grace period provided therein.

Section 7.07.

Receiver; Bankruptcy.  The Mortgagor shall (a) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidation of the Mortgagor or of the Security or of all or substantially all of the Mortgagor's other assets, or (b) file, or have filed involuntarily against it, and the failure of any such proceedings to be dismissed within thirty (30) days of the institution thereof, a petition for relief in bankruptcy or admit in writing its inability to pay the Mortgagor's debts as they become due, or (c) make a general assignment for the benefit of creditors, or (d) file a petition or an answer seeking a reorganization (other than a reorganization not involving the liabilities of the Mortgagor) or an arrangement with creditors or take advantage of any insolvency law, or (e) file an answer admitting the material allegations of a petition filed against the Mortgagor in any bankruptcy, reorganization or insolvency proceeding, or (f) if not an individual, be dissolved as a result of any adversary suit or proceeding.

Section 7.08.

Execution; Attachment.  (a) Any execution or attachment shall be levied against the Security, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied, or (b) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating the Mortgagor a bankrupt or insolvent, or appointing a receiver, trustee or liquidator of the Mortgagor or of the Security, or of all or substantially all of the Mortgagor's other assets, and such order, judgment or decree shall continue unstayed and in effect for a period of  thirty (30) days or shall not be discharged within  thirty (30) days after the expiration of any stay thereof.

Section 7.09.

Judgment.  Unless adequately insured in the sole opinion of the Mortgagee, the entry of a final judgment against the Mortgagor for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) which remains unpaid, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

Section 7.10.

Change in Zoning.  Any change in any zoning ordinance or regulation or any other public restriction shall be enacted, adopted or implemented, limiting the uses which may be made of the Property, or any portion thereof, such that the intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Section 7.11.

Default Under Other Mortgages or Deeds of Trust.  An Event of Default (as defined therein) should exist or occur under any other mortgage, deed of trust or other instrument encumbering all or any portion of the Security regardless of whether or not the creation of such mortgage, deed of trust or other encumbrance has been previously consented to by Mortgagee.

Section 7.12.

[INTENTIONALLY DELETED].

Section 7.13.

Levy by Judgment Creditor.  A judgment creditor of the Mortgagor shall obtain possession of any of the Collateral by any means, including but not limited to levy, distraint, replevin or self-help, and the Mortgagor shall not remedy same within thirty (30) days thereof.

Section 7.14.

Failure to Pay Debts.  The Mortgagor shall fail to pay any debt, in any material amount, due any third Person and such failure shall continue beyond any applicable grace period, unless the Mortgagor holds a reasonably good faith defense to payment and has set aside reasonable reserves for the payment thereof.

Section 7.15.

Involuntary Insolvency Proceedings.  The institution of involuntary Insolvency Proceedings against the Mortgagor or any guarantor and the failure of any such Insolvency Proceedings to be dismissed within thirty (30) days of the institution thereof.

Section 7.16.

Voluntary Insolvency Proceedings.  The commencement by the Mortgagor or any guarantor of Insolvency Proceedings.

Section 7.17.

[INTENTIONALLY DELETED].

Section 7.18.

Change in Financial Condition.  Any material and adverse change shall occur in the financial condition of the Mortgagor as determined in the sole discretion of the Mortgagee.

Section 7.19.

[INTENTIONALLY DELETED].

Section 7.20.

Transfer of Equity Interest.  Subject to the provisions of Section 5.12, the transfer of any ownership in the Mortgagor from the ownership existing as of the Closing Date, the dissolution of the Mortgagor, the pledge of any ownership interests of the Mortgagor except to the Mortgagee, or the issuance of additional ownership interests in the Mortgagor which issuance has the effect of diluting the existing ownership interests of the owner(s) of the Mortgagor.

Section 7.21.

Injunction.  If the Mortgagor is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

ARTICLE VIII

RIGHTS AND REMEDIES

Subject to the provisions of Section 8.07, If one or more of the Events of Default set forth in Article VII above shall occur, then in each and every such case, the Mortgagee, may at any time thereafter exercise any or all of the following powers, privileges, discretions, rights or remedies:

Section 8.01.

Acceleration.  Declare (without notice to the Mortgagor) the entire unpaid balance of the Principal Sum of the Note and all other Indebtedness secured hereby to be immediately due and payable, whereupon the same, together with interest and any other charges accrued or due thereon and unpaid, shall forthwith become due and payable, without presentment, demand, protest or notice of protest or of dishonor, all of which the Mortgagor hereby waives.

Section 8.02.

Foreclosure.  Take possession of and sell the Property, or any part thereof requested by the Mortgagee to be sold and so advertise in accordance with the Real Property Article of the Code of the State of New Hampshire or any substitutions or replacements thereto, and in connection therewith the Mortgagor hereby (a) ASSENTS TO THE PASSAGE OF A DECREE FOR THE SALE OF THE PROPERTY BY THE EQUITY COURT HAVING JURISDICTION AND (b) AUTHORIZES AND EMPOWERS THE MORTGAGEE TO TAKE POSSESSION OF AND TO SELL (OR IN CASE OF ANY DEFAULT OF ANY PURCHASER TO RESELL) THE PROPERTY, OR ANY PART THEREOF, all in accordance with the laws of the State or rule of court relating to deeds of trust, including any amendments thereof, or additions thereto, which do not materially change or impair such remedy.  In connection with any foreclosure, the Mortgagees may procure such title reports, surveys, tax histories and appraisals as they deem necessary, and all costs and expenses incurred in connection therewith shall be payable by the Mortgagor.  In case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Property may be sold as an entirety or in parcels, by one sale or by several sales, as may be deemed by the Mortgagee to be appropriate and without regard to any right of the Mortgagor or any other Person to the marshalling of assets.  Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as the Mortgagees shall deem appropriate and advantageous and as required by law.  Upon the terms of such sale being complied with, the Mortgagee shall convey to, and at the cost of, the purchaser or purchasers the interest of the Mortgagor in the Property so sold, free and discharged of and from all estate, title or interest of the Mortgagor, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money.  The proceeds of such sale or sales under this Mortgage, whether under the assent to a decree, the power of sale, or by equitable foreclosure, shall be held by the Mortgagee and applied as follows: First, to pay all costs, charges and expenses attending the execution of this trust, of taking possession of the Property or any part thereof, or any sale made as aforesaid, including but not limited to counsel fees of $5,000 to the attorneys representing the Mortgagee for conducting the proceedings if without contest, but if legal services be rendered to the Mortgagee or the Mortgagee in connection with any contested matter in the proceedings, then such other reasonable counsel fees and expenses shall be allowed and paid out of the proceeds of such sale or sales as the court having jurisdiction may deem proper; Second, to pay all Indebtedness secured hereby including all interest then due and accrued thereon, which shall include interest through the date of ratification of the auditor's account, in such order and manner as the Mortgagee in its sole discretion may determine; and Lastly, to pay the surplus, if any, to the Mortgagor or any Person entitled thereto upon surrender and delivery to the purchaser or purchasers of the Property.  Immediately upon the filing of any foreclosure proceedings under this Mortgage, there shall be and become due and owing by the Mortgagor all expenses incident to any foreclosure proceedings under this Mortgage.

Section 8.03.

Receiver.  To the extent permitted by law and upon application to a court of competent jurisdiction, the Mortgagee shall be entitled to the immediate appointment of a receiver for all or any part of the Security, and of the rents, income, profits, issues and proceeds thereof and therefrom, whether such receivership be incidental to a proposed sale of the Security or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver.  The Mortgagor will pay to the Mortgagee, upon demand, all expenses, including receiver's fees, reasonable attorneys' fees, costs and agents' compensation, advanced by the Mortgagee and incurred pursuant to this Section; and all such expenses shall be (a) a lien against and upon the Security, (b) added to the Indebtedness secured by this Mortgage, and (c) payable on demand with interest at the default rate of interest under the Note from and including the date each such advance is made.

Section 8.04.

[INTENTIONALLY DELETED].

Section 8.05.

Other Remedies.  The Mortgagee shall have the right from time to time to enforce any legal or equitable remedy against the Mortgagor and to sue the Mortgagor for any sums whether interest, damages for failure to pay principal or any installments thereof, Taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due, without regard to whether or not the Principal Sum secured or any other Indebtedness secured by this Mortgage shall be due, and without prejudice to the right of the Mortgagee thereafter to enforce any appropriate remedy against the Mortgagor, including an action of foreclosure, or any other action, including an action for specific performance, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.  Nothing contained in this Mortgage shall preclude the Mortgagee from exercising or enforcing any rights it may now or hereafter have under or pursuant to any separate instrument of guaranty.

Section 8.06.

U.C.C.  Proceed under the U.C.C. as to all or any part of the Security which may come under the jurisdiction of the U.C.C., and in conjunction therewith to exercise all of the rights, remedies and powers of a Mortgagee under the U.C.C.  Upon the occurrence of any Event of Default hereunder, the Mortgagor shall assemble all of the Security which may come under the jurisdiction of the U.C.C. and make the same available on the Property.  Any notification required by Section 9-504 of the U.C.C. shall be deemed reasonably and properly given if mailed certified mail, return receipt requested, postage prepaid, by the Mortgagee to the Mortgagor at the address specified at least five (5) days before any sale or other disposition of such Security, or any portion thereof.  Disposition of such Security or any portion thereof shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community where the Property is located.

Section 8.07.

Remedies, etc. Cumulative.  Each right, power and remedy of the Mortgagee or the Mortgagee as provided for in this Mortgage or in any of the other Loan Documents, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or in any of the other Loan Documents, and the exercise or beginning of the exercise by the Mortgagee or the Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Mortgagee or the Mortgagee of any or all such other rights, powers or remedies. Notwithstanding the foregoing, except for “Borrower’s Recourse Liabilities” as defined below, Borrower’s liability under this Mortgage shall be limited to its interest in the Property.

For purposes of this Promissory Note, “Borrower’s Recourse Liabilities” shall mean Borrower’s personal liability for any actual loss incurred by the Lender as a result of Borrower’s non-payment of the amounts due Lender under the Loan Documents (the “Loan Loss”) due to (a) fraud or intentional misrepresentation by Borrower or Guarantor in connection with obtaining the Loan; (b) physical waste of the Property; (c) any insurance proceeds paid by reason of any insured casualty or any award received in connection with a condemnation not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments); or (d) misappropriation of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party.

Section 8.08.

No Waiver, etc.  NO FAILURE OR DELAY BY THE MORTGAGEE TO INSIST UPON THE STRICT PERFORMANCE OF ANY TERM, CONDITION, COVENANT OR AGREEMENT OF THIS MORTGAGE OR OF ANY OF THE OTHER LOAN DOCUMENTS, OR TO EXERCISE ANY RIGHT, POWER OR REMEDY CONSEQUENT UPON A BREACH THEREOF, SHALL CONSTITUTE A WAIVER OF ANY SUCH TERM, CONDITION, COVENANT OR AGREEMENT OR OF ANY SUCH BREACH, OR PRECLUDE THE MORTGAGEE FROM EXERCISING ANY SUCH RIGHT, POWER OR REMEDY AT ANY LATER TIME OR TIMES.  BY ACCEPTING PAYMENT AFTER THE DUE DATE OF ANY AMOUNT PAYABLE UNDER THIS MORTGAGE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS MORTGAGEE SHALL NOT BE DEEMED TO HAVE WAIVED THE RIGHT EITHER TO REQUIRE PROMPT PAYMENT WHEN DUE OF ALL OTHER AMOUNTS PAYABLE UNDER THIS MORTGAGE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR TO DECLARE A DEFAULT FOR FAILURE TO EFFECT SUCH PROMPT PAYMENT OF ANY SUCH OTHER AMOUNT.  NEITHER THE MORTGAGOR NOR ANY OTHER PERSON NOW OR HEREAFTER OBLIGATED FOR THE PAYMENT OF THE WHOLE OR ANY PART OF THE INDEBTEDNESS NOW OR HEREAFTER SECURED BY THIS MORTGAGE SHALL BE RELIEVED OF SUCH OBLIGATION BY REASON OF THE FAILURE OF THE MORTGAGEE TO COMPLY WITH ANY REQUEST OF THE MORTGAGOR OR OF ANY OTHER PERSON SO OBLIGATED TO TAKE ACTION TO FORECLOSE THIS MORTGAGE OR OTHERWISE ENFORCE ANY OF THE PROVISIONS OF THIS MORTGAGE OR OF ANY OBLIGATIONS SECURED BY THIS MORTGAGE, OR BY REASON OF ANY AGREEMENT OR STIPULATION BETWEEN ANY SUBSEQUENT OWNER OR OWNERS OF THE SECURITY OR ANY PART THEREOF, OR BY THE MORTGAGEE EXTENDING THE TIME OF PAYMENT OR MODIFYING THE TERMS OF THE NOTE OR THIS MORTGAGE WITHOUT FIRST HAVING OBTAINED THE CONSENT OF THE MORTGAGOR OR SUCH OTHER PERSON, AND IN THE LATTER EVENT, THE MORTGAGOR AND ALL SUCH OTHER PERSONS SHALL CONTINUE LIABLE TO MAKE SUCH PAYMENTS ACCORDING TO THE TERMS OF ANY SUCH AGREEMENT OF EXTENSION OR MODIFICATION UNLESS EXPRESSLY RELEASED AND DISCHARGED IN WRITING BY THE MORTGAGEE.  REGARDLESS OF CONSIDERATION, AND WITHOUT THE NECESSITY FOR ANY NOTICE TO OR CONSENT BY THE HOLDER OF ANY SUBORDINATE LIEN ON THE SECURITY, THE MORTGAGEE MAY RELEASE THE OBLIGATION OF ANY PERSON AT ANY TIME LIABLE FOR ANY OF THE INDEBTEDNESS SECURED BY THIS MORTGAGE OR ANY PART OF THE SECURITY AND MAY EXTEND THE TIME OF PAYMENT OR OTHERWISE MODIFY THE TERMS OF THE NOTE OR THIS MORTGAGE WITHOUT, AS TO THE SECURITY OR THE REMAINDER THEREOF, IN ANYWISE IMPAIRING OR AFFECTING THE LIEN AND/OR SECURITY INTEREST OF THIS MORTGAGE OR THE PRIORITY OF SUCH LIEN AND/OR SECURITY INTEREST, AS SECURITY FOR THE PAYMENT OF THE INDEBTEDNESS AS IT MAY BE SO EXTENDED OR MODIFIED, OVER ANY SUBORDINATE LIEN.  THE HOLDER OF ANY SUBORDINATE LIEN SHALL HAVE NO RIGHT TO TERMINATE ANY LEASE AFFECTING THE SECURITY WHETHER OR NOT SUCH LEASE IS SUBORDINATE TO THIS MORTGAGE.  THE MORTGAGEE MAY RESORT FOR THE PAYMENT OF THE INDEBTEDNESS SECURED HEREBY TO THE PROPERTY OR TO ANY OF THE OTHER SECURITY IN SUCH ORDER AND MANNER AS THE MORTGAGEE MAY ELECT.

ARTICLE IX

MISCELLANEOUS

Section 9.01.

Payment by Others.  Any payment of the Indebtedness or any part thereof made in accordance with the terms of this Mortgage or of the Note by any subsequent owner of the Security, or by any other Person whose interest in the Security might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation which at any time may be liable for such payment or may own or have such an interest in the Security, shall be deemed as between the Mortgagee and all Persons who at any time may be liable as aforesaid or may own or have an interest in the Security, to have been made on behalf of such Persons.

Section 9.02.

Notices.  All notices, demands, requests, consents, or approvals required under this Mortgage to be in writing, shall be deemed to have been properly given if and when mailed by first class certified mail, return receipt requested, postage prepaid, as follows:

If to Mortgagee:

Delta Community Credit Union

c/o Situs Asset Management

4665 Southwest Freeway

Houston, Texas 77027

Attention: Director, Situs Asset Management

with a copy to:

Shapiro Sher Guinot & Sandler

36 South Charles Street, Suite 2000

Baltimore, Maryland 21201

Attn: K. Lee Riley, Jr., Esquire

If to Mortgagor:

Inland Diversified Merrimack Village, L.L.C.

c/o Inland Mortgage Servicing Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

with a copy to:

The Inland Real Estate Group, Inc./Law Department

2901 Butterfield Road

Oak Brook, Illinois  60523

Attn: General Counsel

Section 9.03.

Definitions.  Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgage" shall mean this Mortgage and any supplement or supplements hereto, and pronouns of any gender shall include the other genders, and either the singular or plural shall include the other.  The Mortgagee may release, compromise, modify or settle with any of the Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of the Mortgagor hereunder or under the Note.  Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of the Mortgagor.

Section 9.04.

Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Land and shall apply to, and bind the successors and assigns of the Mortgagor (including any permitted subsequent owner of the Security or any portion thereof) and inure to the benefit of the Mortgagee, its successors and assigns.

Section 9.05.

Amendments.  This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 9.06.

Illegality.  If fulfillment of any provision hereof or any transaction related hereto or to the Note, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained, other than the provisions requiring the Mortgagor to pay interest, principal, principal and interest, or any other of the Indebtedness secured by this Mortgage, operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect; and if such clause or provision requires the Mortgagor to pay interest, principal, principal and interest or any other of the Indebtedness secured by this Mortgage, then at the option of the Mortgagee, the entire unpaid Principal Sum, with all unpaid interest accrued thereon and all other unpaid Indebtedness secured by this Mortgage shall become due and payable.

Section 9.07.

Governing Law.  This Mortgage is being executed and delivered in the State and shall be construed, governed and enforced in accordance with the laws in effect from time to time in the State (exclusive of conflicts of laws provisions).

Section 9.08.

Entire Agreement.  This Mortgage constitutes the entire agreement as to the matters contained herein.

Section 9.09.

Waiver of Jury Trial.  THE LENDER AND THE MORTGAGOR EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE LENDER OR THE MORTGAGOR MAY BE PARTIES, ARISING OUT OF, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT.  IT IS AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE LENDER AND THE MORTGAGOR, AND THE LENDER AND THE MORTGAGOR EACH HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  BOTH THE MORTGAGOR AND THE LENDER FURTHER REPRESENT THAT THE MORTGAGOR AND THE LENDER HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH OF THE MORTGAGOR'S AND THE LENDER'S OWN FREE WILL, AND THAT THE MORTGAGOR AND THE LENDER HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed under seal by its duly authorized representative as of the date first written above.

WITNESS/ATTEST:

/s/ Judy L. Millette

INLAND DIVERSIFIED MERRIMACK VILLAGE, L.L.C., a Delaware limited liability company

By: Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

      By: /s/ Barry L. Lazarus

 (SEAL)

          Name: Barry L. Lazarus

          President

STATE OF ILLINOIS, COUNTY OF DUPAGE, TO WIT:

I HEREBY CERTIFY, that on this 11th day of February, 2010, before me, the subscriber, a Notary Public of the State of Illinois in and for the County aforesaid, personally appeared Barry L. Lazarus, the President of Inland Diversified Real Estate Trust, Inc., a Maryland corporation, which is the sole member of INLAND DIVERSIFIED MERRIMACK VILLAGE, L.L.C., a Delaware limited liability company, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and he/she acknowledged that he/she executed the same for the purposes therein contained.

WITNESS my hand and Notarial Seal.

My Commission Expires:

5.5.11

/s/ Susan Metzler

Notary Public

AFTER RECORDATION, PLEASE RETURN TO:

K. Lee Riley, Jr., Esquire

Shapiro Sher Guinot & Sandler

36 South Charles Street, Suite 2000

Baltimore, Maryland 21201

EXHIBIT A

Description of Property

Those 4 certain parcels of land situated on the southerly side of Continental Boulevard in the Town of

Merrimack, County of Hillsborough, State of New Hampshire, being Lots 3D/3-1, 3D/3-2, 4D/80 and

4D/54-3 as shown on a plat entitled "Master Lot Line Relocation Plan (Lots 3-1 and 3-2, Map 3D & Lot

54-3 and 80, Map 4D) Continental Boulevard and Camp Sargent Road, Merrimack, New Hampshire,

prepared for Merrimack Shopping Center, LLC, c/o Regency Centers, 150 Monument Road, Suite 406,

Bala Cynwyd, Pennsylvania 19004" said plan prepared by Hayner/Swanson, Inc. dated 8, August 2005,

File Number 3740-SUBA, duly recorded in the Merrimack County Registry of Deeds as Plan No. 35139,

to which reference may be made for a more particular description.

THE FOLLOWING LAND IS ALSO DESCRIBED AS:

LOT 3D-3-1:

BEGINNING AT A STONE BOUND FOUND AT THE NORTHEASTERLY CORNER OF SAID

PARCEL ON THE SOUTHERLY SIDE OF CONTINENTAL BOULEVARD AND BEING THE

NORTHWESTERLY CORNER OF PARCEL 3D-3-2; THENCE S 31º 35’ 29” E 271.24 FEET ALONG

PARCEL 3D-3-2; THENCE S 58º 24’ 12” W 115.22 FEET ALONG PARCEL 3D-3-2; THENCE S 31º

35’ 48” E 30.11 FEET ALONG PARCEL 3D-3-2; THENCE S 31º 18’ 14” W 69.00 FEET ALONG

PARCEL 3D-3-2 TO LAND OF CAMP SARGENT ROAD COOPERATIVE, INC.; THENCE S 19º 06’

58” W 274.96 FEET ALONG LAND OF CAMP SARGENT ROAD COOPERATIVE, INC. TO LAND

OF JOHN & PATRICIA CASSIDY; THENCE S 17º 37’ 12” W 176.09 FEET ALONG LAND OF

JOHN & PATRICIA CASSIDY TO LAND OF CARLOS & MARIA RODRIGUEZ; THENCE S 77º 41’

02” W 208.37 FEET ALONG LAND OF CARLOS & MARIA RODRIGUEZ TO LAND OF

MERRIMACK OFFICE PROPERTIES; THENCE N 31º 35’ 48” W 330.54 FEET ALONG LAND OF

MERRIMACK OFFICE PROPERTIES TO A REBAR FOUND: THENCE N 06º 28’ 31” E 219.77

FEET ALONG LAND OF MERRIMACK OFFICE PROPERTIES TO AN IRON MARKER FOUND;

THENCE N 58º 24’ 12” E 69.82 FEET ALONG LAND OF MERRIMACK OFFICE PROPERTIES TO

AN IRON MARKER FOUND; THENCE N 31º 35’ 48” W 158.72 FEET ALONG LAND OF

MERRIMACK OFFICE PROPERTIES TO AN NAIL FOUND AT THE BEGINNING OF A CURVE

ON THE SOUTHERLY SIDE OF CONTINENTAL BOULEVARD; THENCE ALONG

CONTINENTAL BOULEVARD AND THE CURVE TO THE RIGHT 404.37 FEET TO A STONE

BOUND FOUND, SAID CURVE HAVING A RADIUS OF 1659.16 FEET; THENCE N 75º 21’ 03” E

21.90 FEET ALONG CONTINENTAL BOULEVARD TO A STONE BOUND FOUND AT THE

BEGINNING OF A CURVE; THENCE ALONG CONTINENTAL BOULEVARD AND THE CURVE

TO THE RIGHT 101.46 FEET, SAID CURVE HAVING A RADIUS OF 1380.39 FEET TO POINT OF

BEGINNING.

EXHIBIT A

Description of Property- continued

LOT 3D-3-2:

BEGINNING AT A STONE BOUND FOUND AT THE BEGINNING OF A CURVE AT THE

NORTHWESTERLY CORNER OF SAID PARCEL ON THE SOUTHERLY SIDE OF

CONTINENTAL BOULEVARD AND BEING THE NORTHEASTERLY CORNER OF PARCEL 3D-

3-1; THENCE ALONG CONTINENTAL BOULEVARD AND THE CURVE TO THE RIGHT 141.88

FEET TO LAND OF MERRIMACK SHOPPING CENTER LLC, SAID CURVE HAVING A RADIUS

OF 1380.39 FEET; THENCE S 02º 03’ 53” E 137.74 FEET ALONG LAND OF MERRIMACK

SHOPPING CENTER LLC, TO THE BEGINNING OF A CURVE; THENCE ALONG THE CURVE

TO THE LEFT 43.35 FEET ALONG LAND OF MERRIMACK SHOPPING CENTER LLC, SAID

CURVE HAVING A RADIUS OF 250.00 FEET; THENCE S 31º 35’ 48” E 64.75 FEET ALONG

LAND OF MERRIMACK SHOPPING CENTER LLC, TO THE BEGINNING OF A CURVE:

THENCE ALONG THE CURVE TO THE LEFT 67.36 FEET ALONG LAND OF MERRIMACK

SHOPPING CENTER LLC, AND LOT 4D-80, TO THE BEGINNING OF ANOTHER CURVE ,SAID

CURVE HAVING A RADIUS OF 348.00 FEET; THENCE ALONG THE CURVE TO THE LEFT

116.62 FEET ALONG LOT 4D-80, TO LAND OF MERRIMACK SHOPPING CENTER LLC, SAID

CURVE HAVING A RADIUS OF 225.00 FEET; THENCE S 33º 00’ 53” W 251.13 FEET ALONG

LAND OF MERRIMACK SHOPPING CENTER LLC TO LAND OF CAMP SARGENT ROAD

COOPERATIVE, INC.; THENCE N 47º 12’ 04” W 240.00 FEET ALONG LAND OF CAMP

SARGENT ROAD COOPERATIVE, INC. TO LOT 3D-3-1; THENCE N 31º 18’ 14” E 69.00 FEET

ALONG PARCEL 3D-3-1; THENCE N 31º 35’ 48” W 30.11 FEET ALONG PARCEL 3D-3-1;

THENCE N 58º 24’ 12” E 115.22 FEET ALONG PARCEL 3D-3-1; THENCE N 31º 35’ 29” W 271.24

FEET ALONG PARCEL 3D-3-1 TO POINT OF BEGINNING.

LOT 4D-80:

BEGINNING AT A STONE BOUND FOUND AT THE NORTHEASTERLY CORNER OF SAID

PARCEL ON THE EASTERLY SIDE OF CAMP SARGENT ROAD AND THE SOUTHEASTERLY

CORNER OF LAND OF CUMBERLAND FARMS, INC.; THENCE S 03º 31’ 11” W 77.84 FEET

ALONG CAMP SARGENT ROAD TO A STONE BOUND FOUND AT THE BEGINNING OF A

CURVE: THENCE ALONG CAMP SARGENT ROAD AND THE CURVE TO THE RIGHT 81.14

FEET TO LAND OF MERRIMACK SHOPPING CENTER LLC, SAID CURVE HAVING A RADIUS

OF 321.97 FEET; THENCE N 77º 50’ 38” W 230.28 FEET ALONG LAND OF MERRIMACK

SHOPPING CENTER LLC; THENCE S 33º 00’ 53” W 7.35 FEET ALONG LAND OF MERRIMACK

SHOPPING CENTER LLC TO THE BEGINNING OF A CURVE; THENCE ALONG THE CURVE TO

THE RIGHT 116.62 FEET ALONG LOT 3D-3-2, TO THE BEGINNING OF ANOTHER CURVE,

SAID CURVE HAVING A RADIUS OF 225.00 FEET; THENCE ALONG THE CURVE TO THE

RIGHT 31.04 FEET ALONG LOT 4D-80, TO LAND OF MERRIMACK SHOPPING CENTER LLC

,SAID CURVE HAVING A RADIUS OF 348.00 FEET; THENCE N 75º 11’ 15” E 82.61 FEET

ALONG LAND OF MERRIMACK SHOPPING CENTER LLC TO LAND OF SAM TAMPOSI,

GERALD NASH & HAROLD WATSON TRUST; THENCE N 88º 06’ 33” E 216.70 FEET ALONG

LAND OF SAM TAMPOSI, GERALD NASH & HAROLD WATSON TRUST TO A REBAR FOUND

AT LAND OF CUMBERLAND FARMS INC.; THENCE N 89º 12’ 57” E 69.87 FEET ALONG LAND

OF CUMBERLAND FARMS INC. TO POINT OF BEGINNING.

EXHIBIT A

Description of Property- continued

LOT 4D-54-3:

BEGINNING AT THE BEGINNING OF A CURVE AT THE NORTHWESTERLY CORNER OF SAID

PARCEL ON THE SOUTHERLY SIDE OF CONTINENTAL BOULEVARD AND BEING THE

NORTHEASTERLY CORNER OF PARCEL 3D-3-2; THENCE S 02º 03’ 53” E 137.74 FEET ALONG

LAND OF MERRIMACK SHOPPING CENTER LLC, TO THE BEGINNING OF A CURVE;

THENCE ALONG THE CURVE TO THE LEFT 43.35 FEET ALONG LAND OF MERRIMACK

SHOPPING CENTER LLC, SAID CURVE HAVING A RADIUS OF 250.00 FEET; THENCE S 31º 35’

48” E 64.75 FEET ALONG LAND OF MERRIMACK SHOPPING CENTER LLC, TO THE

BEGINNING OF A CURVE: THENCE ALONG THE CURVE TO THE LEFT 36.32 FEET ALONG

LAND OF MERRIMACK SHOPPING CENTER LLC, TO LOT 4D-80 LAND OF MERRIMACK

SHOPPING CENTER LLC; THENCE N 75º 11’ 15” E 82.61 FEET ALONG LAND OF MERRIMACK

SHOPPING CENTER LLC, TO LAND OF SAM TAMPOSI, GERALD NASH AND HAROLD

WATSON; THENCE N 02º 03’ 53” W 244.18 FEET ALONG LAND OF SAM TAMPOSI, GERALD

NASH AND HAROLD WATSON TO THE SOUTHERLY SIDE OF CONTINENTAL BOULEVARD

TO THE BEGINNING OF A CURVE; THENCE ALONG CONTINENTAL BOULEVARD AND THE

CURVE TO THE LEFT 150.08 FEET TO POINT OF BEGINNING, SAID CURVE HAVING A

RADIUS OF 1380.39 FEET;

Pursuant to the survey prepared by CDS Surveyor Holden Engineering & Surveying, Inc., dated

November 24, 2009 and last revised December 8, 2009, and designated Job No. 09-10-058.

Also conveyed with Reciprocal Easements as set forth in Declaration of Construction, Operating and

Reciprocal Easements by Merrimack Shopping Center, LLC dated August 31, 2005 and recorded

September 16, 2005 at Book 7545, Page 999, as amended by First Amendment to Declaration of

Construction, Operating and Reciprocal Easements recorded December 14, 2009 at Book 8162, Page 412;

and assigned by Assignment of Declarant Rights to Inland Diversified Merrimack Village, L.L.C., a

Delaware limited liability company recorded December 14, 2009 at Book 8162, Page 422 in the

Merrimack County Registry of Deeds.

Also conveyed with Cross-Easements for Access as set forth in Declaration of Convenants, Restrictions,

Conditions and Cross-Easements for Proposed Access and Utilities by Merrimack Shopping Center, LLC

dated July 25, 2005 and recorded August 19, 2005 at Book 7528, Page 2079 said registry of deeds.

Property Recited on the Merrimack Tax Collector Records as follows:

Tax ID Information:

Map #3D-003-1, Map #4D 054 3, Map #4D 08 0, and Map #3D 003 2

EXHIBIT B

List of Collateral

.

All building materials, furniture, fixtures, machinery, equipment and tangible personal property of every kind and nature whatsoever belonging to the Mortgagor (other than consumable goods, inventory, and trade fixtures or other personal property owned by tenants occupying all or any portion of the Improvements), now or hereafter located or contained in or upon or attached to (or intended to be located or contained in or upon or attached to) the Land or the Improvements or any part thereof, and used or usable in connection with any present or future use or operations of the Land or the Improvements or any part thereof (collectively, the "Equipment"), including, without limitation, all heating, air-conditioning, air-cooling, freezing, lighting, laundry, incinerating, plumbing, cleaning, fire prevention, fire extinguishing, ventilating, communications and power apparati and equipment, engines, pipes, tanks, motors, conduits, switchboards, boilers, ranges, furnaces, oil burners or units thereof, appliances, vacuum cleaning systems, shades, awnings, screens, storm doors and windows, stoves, microwave ovens, refrigerators, washing machines, dryers, garbage disposals, hoods, fans, trash compactors, attached cabinets, partitions, ducts and compressors, rugs and carpets, draperies, furnishings, electrical apparati, sound transmission systems, shelving, storage facilities and other apparati.

.

All judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of (a) any taking of the Property or any part thereof under the power of eminent domain, either temporarily or permanently, (b) any change or alteration of the grade of any street, and (c) any injury or damage to, or decrease in value of, the Property or any part thereof and including payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same, from any and all insurance policies covering the Property or any portion thereof (collectively, the "Awards", or singularly an "Award"), to the extent of all Indebtedness which may be secured by the Mortgage at the date of receipt of any such Award by the Secured Party, and of the counsel fees, costs and disbursements, if any, incurred by the Secured Party in connection with the collection of such Award.

.

All rents, royalties, issues, profits, revenues, income, accounts (including any funds or accounts held by the Secured Party for or for the account of Debtor), accounts receivable, contract rights (including those assigned pursuant to the Assignments of Contracts), general intangibles, compensation, contributions, things in action, chattel paper, instruments, mortgages, and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any Leases, or other agreement, and all right, title and interest of the Debtor in and to, and remedies under, all Leases and other agreements both now in existence and hereafter entered into, including, without limitation, all cash or security deposits thereunder or guaranties provided to secure performance by the Lessees or other obligors of their obligations thereunder, whether such cash or security deposits are to be held until the expiration of the terms of such Leases or other agreements or are to be applied to one or more of the installments of rent or other payments or performance obligations coming due immediately prior to the expiration of such terms.

.

All funds and/or accounts (including the escrow account and for any other funds or accounts now or hereafter held by the Secured party for, or for the account of, Debtor) that the Secured Party is entitled, now or thereafter, to hold as security for the Loan and/or a result of the exercise by the Secured Party of any set-off rights and in any and all segregated funds, securities, instruments, documents and other property held, whether now or hereafter, by the Secured Party as security for the Loan and/or a result of the exercise by the Secured Party of its rights under any assignment, pledge or security interest granted by the Debtor to secure its obligations under the Loan Agreement and/or the Mortgage.

All capitalized terms used in this Exhibit have the meanings given such terms herein or, if not defined herein as defined in the Mortgage.  In the event this Exhibit is attached (a) to the Mortgage, the term "Debtor" means the Mortgagor, and the term "Secured Party" means the Mortgagee; or (b) to the Loan Agreement, the term "Debtor" means the Borrower, and the term "Secured Party" means the Lender.